                                                                     EXHIBIT 4.1
                                                                     -----------

                             KAISER VENTURES INC.

                            STOCK PURCHASE WARRANT

        THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF STOCK ISSUABLE
           UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
         OFFERED OR SOLD WITHOUT REGISTRATION UNLESS AN EXEMPTION FROM
           REGISTRATION IS AVAILABLE UNDER SUCH ACT OR THE RULES OR
                      REGULATIONS PROMULGATED THEREUNDER


Expiration Date:  September 30, 2004


                              WARRANT TO PURCHASE
                                    460,000
                             SHARES OF COMMON STOCK
                              AS DESCRIBED HEREIN


     This certifies that, for value received, New Kaiser Employees' Voluntary Benefit Association, a tax exempt trust formed pursuant to Section 501(a) and 501(c)(9) of the Internal Revenue Code of 1986, as amended, or its successors and assigns ("Holder"), is entitled to purchase from Kaiser Ventures Inc., a Delaware corporation (the "Company"), up to and including Four Hundred Sixty Thousand (460,000) fully paid and nonassessable shares (the "Number of Shares") of the common stock, $.03 per share, of the Company (the "Common Stock") on the terms set forth herein. The exercise price (the "Purchase Price") shall be $17.00 per share. The Number of Shares and the Purchase Price may be adjusted from time to time as described in this Warrant.

1.  Exercise.
    --------

    Time for Exercise.  This Warrant may be exercised in whole or in part at
    -----------------
    any time, and from time to time, during the period commencing on the date hereof and expiring on September 30, 2004.

    1.1  Manner of Exercise. This Warrant shall be exercised by delivering it to
         ------------------
the Company with the attached exercise form duly completed and signed, specifying (i) the number of shares as to which the Warrant is being exercised at that time (the "Exercise Number"), and (ii) whether the Holder wishes the exercise to be made by "purchase" or "exchange".

         1.1.1  Purchase. If the Holder elects the purchase option, the Holder
                --------
shall deliver to the Company cash or a certified check in an amount equal to the Exercise Number multiplied by the Purchase Price within five (5) business days of the exercise, and the Holder shall be entitled to receive the full Exercise Number of shares of Common Stock.
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         1.1.2  Exchange. If the Holder elects the exchange option, the Holder
                --------
shall be entitled (without cash payment) to receive that number of shares of Common Stock having an aggregate Market Value on the date of exercise equal to the difference between the Market Value of the Exercise Number of shares and the aggregate Purchase Price thereof. For purposes of this Section 1.1.2, "Market Value" means on any given date means (i) the average closing price of the Common Stock for the prior ten trading days on which the stock actually traded on the principal stock exchange on which the Common Stock is then traded or (ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if such the Common Stock is listed on NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, the Company's board of directors shall provide Holder with a good faith determination of value, and Holder may either accept such determination or request a determination by a mutually acceptable investment banking firm, whose fees will be paid by the Holder unless the Market Price so determined exceeds 110% of that set by the Board.

    1.2  Effect of Exercise. Promptly (but in any case within five business
         ------------------
days) after any exercise, the Company shall deliver to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise, and
(ii) if this Warrant is exercised only in part, a new Warrant of like tenor representing the balance of the Number of Shares. Such certificates shall be deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.1 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day.

2.  Transfer of Warrants and Stock.
    ------------------------------

    2.1  Transfer Restrictions. Neither this Warrant nor the securities issuable
         ---------------------
upon its exercise may be sold, transferred or pledged unless the Company shall have been supplied with reasonably satisfactory evidence that such transfer is not in violation of the Securities Act of 1933, as amended, and any applicable state securities laws. The Company may place a legend to that effect on this Warrant, any replacement Warrant and each certificate representing shares issuable upon exercise of this Warrant. Subject to the satisfaction of this condition only, this Warrant shall be freely transferable by the Holder.

    2.2  Manner of Transfer. Upon delivery of this Warrant to the Company with
         ------------------
the attached assignment form duly completed and signed, the Company will promptly (but in any case within five business days) execute and deliver to each transferee and, if applicable, the Holder, Warrants of like tenor evidencing the rights (i) of the transferee(s) to purchase the Number of Shares specified for each in the assignment forms, and (ii) of the Holder to purchase any untransferred portion, which in the aggregate shall equal the Number of Shares of the original Warrant. The Company may decline to proceed with any partial transfer if any new Warrant would represent the right to purchase fewer than one thousand shares of Common Stock (such number to be adjusted as provided in Section 4). If this Warrant is properly assigned in compliance with this Section 2, it may be exercised by an assignee without having a new Warrant issued.

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    2.3  Loss, Destruction of Warrant Certificates. Upon receipt of (i) evidence
         -----------------------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of mutilation, an indemnity or security reasonably satisfactory to the Company (the original Holder's or any institutional Holder's indemnity agreed to be satisfactory), the Company will promptly (but in any case within five business days) execute and deliver a replacement Warrant of like tenor representing the right to purchase the same Number of Shares.

3.  Cost of Issuances.  The Company shall pay all expenses, transfer taxes and
    -----------------
other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (i) any issuance of stock certificates in any name other than the name of the Holder upon exercise of the Warrant or (ii) any transfer of the Warrant. The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

4.  Anti-Dilution Provisions.  If any of the following events occur at any time
    ------------------------
hereafter during the life of this Warrant, then the Purchase Price and the Number of Shares immediately prior to such event shall be changed as described in order to prevent dilution:

    4.1  Stock Splits and Reverse Splits. If at any time the outstanding shares
         -------------------------------
of Common Stock are subdivided into a greater number of shares, then the Purchase Price will be reduced proportionately and the Number of Shares will be increased proportionately. Conversely, if at any time the outstanding shares of Common Stock are consolidated into a smaller number of shares, then the Purchase Price will be increased proportionately and the Number of Shares will be reduced proportionately.

    4.2  Dividends. In the event the Company declares a dividend upon the Common
         ---------
Stock whether in cash, property or securities (except for cash dividends not in excess of the per share amount paid by the Company under that certain Contingent Payment Agreement between the Company and the initial Holder dated as of November 17, 1999), at the time of subsequent exercise of this Warrant, the Company shall deliver both (i) the Number of Shares for which exercise is made plus (ii) such dividends as would have been previously distributed to the Holder if such exercise had been made on the date hereof. If the Company shall declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend, or for an amount substantially equal to the dividend, the amount of Common Stock so offered shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend.

    4.3  Effect of Reorganization and Asset Sales.  If any (i) reorganization or
         ----------------------------------------
reclassification of the Common Stock, (ii) consolidation or merger of the Company with or into another corporation, (iii) sale of all or substantially all of its operating assets to another corporation, or (iv) sale of the Company substantially as a going concern followed by a liquidation of the Company (any such occurrence shall be an "Event"), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their

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Common Stock ownership, then upon exercise of this Warrant the Holder will have the right to receive the shares of stock, securities or assets which they would have received if such rights had been fully exercised as of the record date for such Event. The Company will not effect any Event unless prior to or simultaneously with its consummation the successor corporation resulting from the consolidation or merger (if other than the Company), or the corporation purchasing the Company's assets, assumes the performance of the Company's obligations under this Warrant (as appropriately adjusted to reflect such consolidation, merger or sale such that the Holder's rights under this Warrant remain, as nearly as practicable, unchanged) by a binding written instrument.

    4.4  Other Securities Adjustments. If as a result of this Section 4, a
         ----------------------------
Holder is entitled to receive any securities other than Common Stock upon exercise of this Warrant, the number and purchase price of such securities shall thereafter be adjusted from time to time in the same manner as provided pursuant to this Section 4 for Common Stock. To the extent that a Right receivable on exercise of this Warrant has lapsed or been lost prior to the date of exercise, on exercise the Company shall pay in cash an amount equal to the Market Value of the Right which lapsed or was lost, determined as of the time which such Right lapsed or was lost. The allocation of purchase price between various securities shall be made in writing by the Board of Directors of the Company in good faith at the time of the event by which the Holder become entitled to receive new securities, and a copy sent to the Holder.

    4.5  Notices.
         -------

         4.5.1  Notice of Adjustments. When any adjustment is required to be
                ---------------------
made under this Section 4, the Company shall promptly (i) determine such adjustments, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (iii) cause a copy of such statement, together with any agreement required by Section 4.3, to be mailed to the Holder within 10 days after the date on which the circumstances giving rise to such adjustment occurred.

         4.5.2  Notice of Events. If at any time (i) the Company declares any
                ----------------
dividends on the Common Stock, (ii) any Event is expected to occur, or (iii) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give the Holder at least thirty (30) but not more than ninety (90) days written notice of the date on which the books of the Company will close or upon which a record will be taken with regard to such occurrence. Such notice will also specify the date as of which the holders of the Common Stock will participate in the dividend or will be entitled to exchange their shares for securities or other property. The notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote or determination of shareholders or of any governmental agency.

    4.6  Computations and Adjustments. Upon each computation of an adjustment
         ----------------------------
under this Section 4, the Purchase Price shall be computed to the next lowest cent and the Number of Shares shall be calculated to the next highest whole share. However, the fractional amount shall be used in calculating any future adjustments. No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in

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

the case of the final exercise under this Warrant, make a cash payment for any fractional shares based on the closing price on the date of exercise of a share of Common Stock on the principal exchange or system on which the Common Stock is listed or traded (or, if not then listed or traded thereon, the mean of the closing bid and asked prices on an automated quotation system, or, if such quotations are not available, such value (determined without discount for illiquidity or minority status) as may be determined in good faith by the Company's Board of Directors, which determination shall be conclusively binding on the parties). Notwithstanding any changes in the Purchase Price or the Number of Shares, this Warrant, and any Warrants issued in replacement or upon transfer thereof, may continue to state the initial Purchase Price and the initial Number of Shares. Alternatively, the Company may elect to issue a new Warrant or Warrants of like tenor for the additional shares of Common Stock purchasable hereunder or, upon surrender of the existing Warrant, to issue a replacement Warrant evidencing the aggregate Number of Shares to which the Holder is entitled after such adjustments.

    4.7  Exercise Before Payment Date. In the event that this Warrant is
         ----------------------------
exercised after the record date for any event requiring an adjustment, but prior to the actual event, the Company may elect to defer issuing to the Holder any payment or additional securities required by such adjustment until the actual event occurs; provided, however, that the Company shall deliver a "due bill" or other appropriate instrument to the Holder transferable to the same extent as the Common Stock issuable on exercise evidencing the Holder's right to receive such additional payment or securities upon the occurrence of the event requiring such adjustment.

5.  Covenants.  The Company agrees that:
    ---------

    5.1  Reservation of Stock.  During the period in which this Warrant may be
         --------------------
exercised, the Company will reserve sufficient authorized but unissued securities (and, if applicable, property) to enable it to satisfy its obligations on exercise of this Warrant. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose;

    5.2  No Liens, etc.  All securities that may be issued upon exercise of this
         -------------
Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchanges or authorized for trading on any automated systems on which that class of securities is listed or authorized for trading;

    5.3  Furnish Information.  The Company will promptly deliver to the Holder
         -------------------
copies of all financial statements, reports, proxy statements and other information which the Company shall have sent to its shareholders generally; and

6.  Status of Holder.
    ----------------

    6.1  Not a Shareholder. Except as otherwise provided in this Warrant, unless
         -----------------
the Holder exercises this Warrant in writing, the Holder shall not be entitled to any rights (i) as a shareholder of the Company with respect to the shares as to which the Warrant is exercisable

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

including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company.

    6.2  Limitation of Liability.  Unless the Holder exercises this Warrant in
         -----------------------
writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Purchase Price or as a shareholder of the Company, whether to the Company or its creditors.

7.  General Provisions.
    ------------------

    7.1  Complete Agreement; Modifications. This Warrant and any documents
         ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties.

    7.2  Additional Documents.  Each party hereto agrees to execute any and all
         --------------------
further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

    7.3  Notices. All notices under this Warrant shall be in writing and shall
         -------
be delivered by personal service, facsimile or certified mail (if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:


         If to the Company:     Kaiser Ventures Inc.
                                3633 E. Inland Empire Boulevard
                                Suite 850
                                Ontario, California 91764
                                Attention:  President

                                With a copy to:
                                   Terry L. Cook, Esq.
                                   Kaiser Ventures Inc.
                                   3633 E. Inland Empire Boulevard
                                   Suite 850
                                   Ontario, California 91764

                                Telephone:  (909) 483-8500
                                Facsimile:  (909) 944-6605

         If to Holder:          The New Kaiser Voluntary
                                Employees' Beneficiary Association
                                9810 Sierra Avenue, Suite A
                                Fontana, CA 92335

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

                                Telephone:  (909) 356-3663
                                Facsimile:  (909) 356-4672


     Any notice sent by certified mail shall be deemed to have been given three
(3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

    7.4  No Third-Party Benefits; Successors and Assigns. None of the
         -----------------------------------------------
provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. The Holder may assign its rights and obligations under this Warrant to any third party if done so in compliance with the requirements of Section 2. The Company may only assign its rights and obligations this Warrant in connection with a merger, consolidation or sale of substantially all of its operating assets to the extent expressly permitted by, and in compliance with all the requirements of, Section 4.3.

    7.5  Waivers Strictly Construed.  With regard to any power, remedy or right
         --------------------------
provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

    7.6  Severability. The validity, legality or enforceability of the remainder
         ------------
of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

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

    7.7  Attorneys' Fees.  Should any litigation or arbitration be commenced
         ---------------
(including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation or arbitration.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of November 22, 1999.


                                          KAISER VENTURES, INC.



                                          By:  /s/ Richard E. Stoddard
                                               -----------------------------
                                               Richard Stoddard
                                               Its President

Attest:



By:  /s/ Terry L. Cook
     -----------------------------
     Terry L. Cook
     Its Secretary

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

                                ASSIGNMENT FORM

                   (To Be Executed Upon Transfer of Warrant)

    FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below [the rights to purchase ___ of the Number of Shares under] this Warrant, together with all rights, title and interest therein. [The rights to purchase the remaining Number of Shares shall remain the property of the undersigned.] [This includes a transfer of the registration rights in the Warrant.]

                            [NAME OF HOLDER]


Dated: _______________      By:_________________________________________
                                     Signature

                            Name:_______________________________________
                                     (Please Print)

                            Title:______________________________________

                            Address:____________________________________

                                    ____________________________________

                                    ____________________________________

                            Employer Identification Number,
                            Social Security Number or other
                            identifying number:_________________________

TRANSFEREE:


Name:_______________________
          (Please Print)

Address:____________________

        ____________________

        ____________________

Employer Identification Number,
Social Security Number or other
identifying number:_________

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

                                 EXERCISE FORM

                   (To Be Executed Upon Exercise of Warrant)

    The undersigned hereby exercises the Warrant with regard to _____________ shares of Common Stock and herewith [makes payment of the purchase price in full] [or requests that the Company exchange the Warrant as provided in Section
1.1.2 of the Warrant]. The undersigned requests that the certificate(s) for such shares [and the Warrant for the unexercised portion of this Warrant] be issued [to the Holder] [in the name set forth below].

                                        [NAME OF HOLDER]


Dated: __________________    By:__________________________________________
                                    Signature

                                Name:_____________________________________
                                       (Please Print)

                                Title:____________________________________

                                Address:__________________________________

                                        __________________________________

                                        __________________________________

                                Employer Identification Number,
                                Social Security Number or other
                                identifying number:_______________________
TRANSFEREE:


Name:________________________
          (Please Print)

Address:_____________________

        _____________________

        _____________________

Employer Identification Number,
Social Security Number or other
identifying number:__________

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